EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 and Form F-3 ( No. 333-101990, No. 333-119885 and No. 333-125064) of our reports dated April 3, 2008 with respect to the consolidated financial statements of Top Image Systems Ltd. as of December 31, 2007, included in this Annual Report on Form 20-F of Top Image Systems Ltd. for the year ended December 31, 2007.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
April 3, 2008	A Member of Ernst & Young Global